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                                                                      Exhibit 99


 REPUBLIC NEW YORK CORPORATION
 News Release
   FOR IMMEDIATE RELEASE                 PRESS CONTACT: MELISSA M. KRANTZ (212)
   NYSE SYMBOL: RNB                    525-3800
 TO REQUEST RELEASE BY E-MAIL:          INVESTOR CONTACT: STEPHEN J. SAALI (212)
 MARIA.ALBA@RNB.COM                    525-5593
  PRESS RELEASES: HTTP://WWW.RNB.COM



                    REPUBLIC NEW YORK CORPORATION CONDUCTING
             INVESTIGATION OF THE FUTURES DIVISION OF REPUBLIC NEW
                          YORK SECURITIES CORPORATION

New York - September 1, 1999: Republic New York Securities Corporation ("RNYSC"), a wholly owned subsidiary of Republic New York Corporation (Republic), has received a letter from the Financial Supervisory Agency of Japan ("FSA") concerning an inspection that the FSA is conducting of the Tokyo branch of an affiliate of a client of RNYSC's Philadelphia office. The letter requested confirmation of certain information concerning RNYSC's business with that client.

Upon the receipt of the FSA letter, Republic promptly commenced an investigation. Based upon the initial findings of the investigation and pending its results, Republic has replaced the management of the Futures Division of RNYSC and has suspended the chief executive officer of RNYSC. The investigation relates to the accuracy of certain net asset valuations and confirmations provided to the client of RNYSC.

Republic has advised the relevant U.S. regulatory and law enforcement authorities, and together with its outside counsel and external auditors is working in full cooperation with them.
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With respect to Republic's previously announced merger with HSBC, Republic has advised HSBC of these developments and continues to work towards a closing.

As of June 30, 1999, Republic New York Corporation, the parent of RNYSC, is a US Bank Holding Company with assets of $51.2 billion and stockholders' equity of $3.3 billion. RNYSC has assets of $205 million and stockholder's equity of $76 million.

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